                                                                     Exhibit 1.1



                               WEBSIDESTORY, INC.
                               ________ SHARES(1)
                                       OF
                                  COMMON STOCK
                               ($0.001 PAR VALUE)


                             UNDERWRITING AGREEMENT


                                                          ________________, 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
RBC CAPITAL MARKETS CORPORATION
WILLIAM BLAIR & COMPANY, L.L.C.
ROTH CAPITAL PARTNERS, LLC,
  as Representatives of the several Underwriters

  c/o    Friedman, Billings, Ramsey & Co., Inc.     RBC Capital Markets
         1001 19th Street North                     One Liberty Plaza
         Arlington, Virginia  22209                 165 Broadway
                                                    New York, NY  10006-1404


Dear Sirs:

            WebSideStory, Inc., a Delaware corporation (the "COMPANY"), and certain stockholders of the Company listed on Schedule I hereto (the "SELLING STOCKHOLDERS"), each confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the "UNDERWRITERS"), for whom Friedman, Billings, Ramsey & Co., Inc., RBC Capital Markets Corporation, William Blair & Company L.L.C. and Roth Capital Partners, LLC are acting as representatives (in such capacity, the "REPRESENTATIVES"), with respect to (i) the sale by the Company of ___________ shares (collectively with any shares to be sold pursuant to Section 2(c) herein, "the COMPANY INITIAL SHARES" or "Initial Shares") of Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of __________ additional shares of Common Stock to cover over-allotments (collectively, the "OPTION SHARES"), if any, from the Selling Stockholders, in the respective number of shares of Common Stock set forth opposite the names of each Selling Stockholder (the "SELLING STOCKHOLDER SHARES") in Schedule I hereto, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in
Schedule II hereto. The Initial Shares and the Option Shares are hereinafter called, collectively, the "SHARES."


--------

(1) Plus an option to purchase up to _______ additional shares to cover over-allotments.

            The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

            The Company has filed with the Securities and Exchange Commission (the "COMMISSION"), a registration statement on Form S-1 (No. 333-115916) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations thereunder (the "SECURITIES ACT REGULATIONS"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "REGISTRATION STATEMENT," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "REGISTRATION STATEMENT" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "RULE 462(B) REGISTRATION STATEMENT," and after such filing the term "REGISTRATION STATEMENT" shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "PRELIMINARY PROSPECTUS." The term "PROSPECTUS" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            Each Selling Stockholder has executed and delivered a Custody Agreement and a Power of Attorney in the form attached hereto as Exhibit A (collectively, the "CUSTODY AGREEMENTS") pursuant to which each Selling Stockholder party thereto has placed the Option Shares to be sold by it pursuant to this Agreement in custody and appointed the persons designated therein as a committee (the "COMMITTEE") with the authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

            The Company and each of the Selling Stockholders and the Underwriters agree as follows:

      1.    Sale and Purchase:

      (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $________, the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite its name, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule II opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

      (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), each Selling Stockholder hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from such Selling Stockholder in Schedule I hereto, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by the Representatives to the Committee setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "DATE OF DELIVERY") shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Committee, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time (as hereinafter defined), although the notice of such exercise of the option may be given prior to the Closing Time.

      2.    Payment and Delivery:

      (a) Initial Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior written notice to the Company and the Committee shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least forty-eight hours' prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representatives, c/o Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209 and c/o RBC Capital Markets Corporation, c/o RBC Capital Markets, One Liberty Plaza, 165 Broadway, New York, NY 10006-1404, Attention: Joe Morea, Syndicate Director, Fax: (212) 428-6260, or at the office of DTC or its designated custodian, as the case may be. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "CLOSING TIME" and each date of delivery of any Initial Shares and/or Option Shares is hereinafter sometimes called a "Date of Delivery."

      (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior written notice to the Company and the Committee shall be delivered by or on behalf of the Selling Stockholders to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by each of the Selling Stockholders, upon at least forty-eight hours' prior notice.

      (c) Selling Stockholder Shares. If on the Closing Time or upon a Date of Delivery, if any, any Selling Shareholder fails to sell the Option Shares which such Selling Stockholder has agreed to sell on such date as set forth in
Schedule I hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Option Shares which such Selling Stockholder has failed to so sell, or such lesser number as may be requested by the Representatives.

      3.    Representations and Warranties of the Company:

      The Company represents and warrants to the Underwriters that:

      (a) The authorized and outstanding capitalization of the Company is as set forth in the Prospectus. The outstanding shares of capital stock of the Company and each subsidiary of the Company (each, a "SUBSIDIARY") have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

      (b) Each of the Company and the Subsidiaries (all of which are named in Exhibit 21 to the Registration Statement) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

      (c) The Company and all of the Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE"). HitBox, Inc., a California corporation, is a "shell" corporation, which has no operations and owns no material assets. Except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's cash or Intellectual Property to the Company or to any other Subsidiary. Other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

      (d) The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

      (e) Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which could not have a Material Adverse Effect;

      (f) The execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause
(B) for such breaches or defaults which could not have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

      (g) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

      (h) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

      (i) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus. Neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

      (j) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied to the Commission's satisfaction with any request on the part of the Commission for additional information;

      (k) The Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 11(c) hereof);

      (l) The Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

      (m) Except as set forth in the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a Material Adverse Effect;

      (n) The financial statements, including the notes thereto, included in (or incorporated by reference into) the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "COVERED ENTITIES") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes, required by generally accepted accounting principles. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary - Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or supporting schedules are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Prospectus and any Preliminary Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

      (o) To the knowledge of the Company, PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus or are incorporated by reference therein, are, and were during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

      (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, which has been approved by the Board of Directors of the Company or any Subsidiary or their respective stockholders, or entered into by the Company or any of the Subsidiaries, or for which the Company or any Subsidiary has executed a term sheet, a memorandum of understanding or similar document, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

      (q) The Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

      (r) Except as disclosed in the Registration Statement or Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

      (s) The Company Shares have been duly authorized and, when the Company Shares are issued and duly delivered against payment therefor as contemplated by this Agreement, the Company Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Company Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

      (t) The Shares have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

      (u) The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

      (v) Neither the Company nor any of its Subsidiaries (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the "EXCHANGE ACT REGULATIONS"), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

      (w) The Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

      (x) Any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

      (y) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq National Market;

      (z) Neither the Company nor the Subsidiaries own any real property. The Company and the Subsidiaries have good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

      (aa) The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries (and, to the knowledge of the Company and such Subsidiaries, with respect to third parties) enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles;

      (bb) Except as described in the Prospectus, the Company and each Subsidiary owns, possesses, licenses or has other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") reasonably necessary for the conduct of the Company's and each Subsidiary's business as now conducted or as proposed to be conducted, as described in the Prospectus, and (i) to the knowledge of the Company and the Subsidiaries, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or any Subsidiary, which could have a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company and the Subsidiaries, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, which could have a Material Adverse Effect; (iii) there is no pending or, to the knowledge of the Company and the Subsidiaries, threatened action, suit, proceeding or claim by others challenging the validity or scope of Intellectual Property owned by or exclusively licensed to the Company or any Subsidiary; (iv) there is no pending or, to the knowledge of the Company and the Subsidiaries, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and neither the Company nor any Subsidiary is aware of any other fact which could have a Material Adverse Effect; (v) the Company and the Subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of the Subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change; (vi) to the knowledge of the Company and the Subsidiaries, there is no U.S. patent which contains claims that interfere with the issued claims of any Intellectual Property owned by or exclusively licensed to the Company or any Subsidiary; (vii) there is no art of which the Company or any Subsidiary is aware that may render any U.S. patent held by the Company or any Subsidiary invalid or any U.S. patent application held by the Company or any Subsidiary unpatentable which has not been disclosed, or will not be disclosed in the required time period, to the U.S. Patent and Trademark Office; (viii) to the knowledge of the Company and the Subsidiaries, other than interests and liens which will be terminated or removed prior to the Closing Time, no security interests have been recorded in the U.S. Patent and Trademark Office with respect to any Intellectual Property owned by or exclusively licensed to the Company or any Subsidiary and no liens have been recorded against the Company or any Subsidiary with respect to any such Intellectual Property and (vii) unless the Company decides to abandon or not pursue any Intellectual Property, the Company has paid or will pay all maintenance and issue fees that are due or will be due, within the required time period, and has claimed small entity status only as appropriate;

      (cc) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

      (dd) Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect. In the reasonable judgment of the Company, all tax liabilities are adequately provided for on the respective books of such entities.

      (ee) Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect;

      (ff) Neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries. The Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or in the aggregate, result in a Material Adverse Change;

      (gg) Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which could have a Material Adverse Effect;

      (hh) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, "ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability. The Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("CODE"); and each "pension plan" for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

      (ii) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

      (jj) Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

      (kk) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

      (ll) All securities issued on or prior to the date hereof by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq National Market; except for such non-compliance, in the case of (i) and (ii), which do not require disclosure in the Prospectus;

      (mm) (i) Neither the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the real properties leased by any such entity (collectively, the "PROPERTIES"), or any part thereof which could reasonably be expected to have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of Company or any of the Subsidiaries that are required to be described in the Prospectus (or, the most recent Preliminary Prospectus) are disclosed therein; and (iii) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that could not have a Material Adverse Effect;

      (nn) In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. Other than as contemplated in this Agreement, the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares;

      (oo) Other than pursuant to this Agreement, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

      (pp) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the

Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

      (qq) Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

      (rr) Neither the Company nor any of the Subsidiaries is currently engaged in any negotiations with any third party, or is a party to any agreements, commitments or current understanding, regarding (i) a strategic partnership or joint venture with any such party except for such negotiations related to transactions that are not required to be disclosed in the Prospectus, (ii) the acquisition by the Company of such third party or any business or division thereof, (iii) the consolidation or merger of the Company with or into, or acquisition of the Company by, such third party or another entity, (iv) the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (v) any other form of acquisition, merger, or reorganization of the Company; and

      (ss) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have individually or in the aggregate a Material Adverse Effect.

      4.    Representations and Warranties of the Selling Stockholders:

      Each Selling Stockholder represents and warrants to the Underwriters that:

      (a) Such Selling Stockholder has full power and authority to enter into this Agreement and the Custody Agreements to which it is a party. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Custody Agreements, and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Custody Agreements and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

      (b) Such Selling Stockholder now has, and at the Closing Time or the applicable Date of Delivery will have, (i) good and marketable title to the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Agreements), and (ii) full legal right and power, and all authorizations and approvals required by law (other than securities laws authorizations, which will be obtained on or prior to the Closing Time), to sell, transfer and deliver such Selling Stockholder Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon the delivery of and payment for such Selling Stockholder Shares hereunder, such Selling Stockholder will deliver good and marketable title thereto, free and clear of any pledge, lien, encumbrance, security interest or other claim;

      (c) At the Closing Time or the applicable Date of Delivery, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with;

      (d) The performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate or articles of incorporation, other charter or similar constitutive documents, or the bylaws of the Selling Stockholder, or
(ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Selling Stockholder is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Selling Stockholder;

      (e) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Selling Stockholder's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Selling Stockholder Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

      (f) All material information with respect to such Selling Stockholder, as provided by such Selling Stockholder to the Company specifically for inclusion in the Registration Statement and Prospectus, contained in such Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Securities Act and the Securities Act Regulations, contains and will contain all statements of material fact required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

      (g) Other than as permitted by the Securities Act and the Securities Act Regulations, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Selling Stockholder Shares. Such Selling Stockholder has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Securities Act, the Securities Act Regulations or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

      (h) Certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement and under the Agreement and Power of Attorney which appoints U.S. Stock Transfer Corporation, as custodian (the "CUSTODIAN"), for such Selling Stockholder. Such Selling Stockholder agrees that the Shares represented by the certificates held in custody for him or it under the Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Committee, the Underwriters, each other Selling Stockholder and the Company; that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Committee by such Selling Stockholder are irrevocable; and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof;

      (i) Such Selling Stockholder has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Selling Stockholder Shares;

      (j) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale";

      (k) Such selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus; and

      (l) Except as otherwise disclosed to the Underwriters in writing, such Selling Stockholder is not a member of or an affiliate of or associated with any member of the NASD.

      5.    Certain Company Covenants:

      The Company hereby agrees with each Underwriter:

      (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state;

      (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly (and, if requested by the Representatives, will confirm in writing) when such post-effective amendment has become effective;

      (c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

      (d) to advise the Representatives promptly (and, if requested by the Representatives, will confirm in writing) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

      (e) to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and unless required by law, to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

      (f) to furnish to the Representatives for a period of three years from the date of this Agreement (i) copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Representatives may reasonably request regarding the Company and the Subsidiaries; provided, however, the Company shall not be obligated to furnish any report or filing available to the general public at no cost at the Commission's Internet web site, www.sec.gov;

      (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act;

      (h) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission, unless the Representatives are advised by the counsel for the Underwriters that the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer;

      (i) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent will not be unreasonably withheld;

      (j) to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

      (k) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

      (l) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than fifteen (15) months after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of
Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

      (m) to use its reasonable best efforts, during the two (2) years following the date of the Prospectus, to maintain the listing of the Shares on the Nasdaq National Market or SmallCap Market or the New York Stock Exchange (the "NYSE") or the American Stock Exchange ("AMEX") and to file with Nasdaq or the NYSE or AMEX, as applicable, all documents and notices required by such market or exchange; provided, however, that the Company need not comply with this provision in the event that the Company consummates a "going-private" or acquisition or merger transaction after which the Company is not required to comply with the reporting requirements set forth in Section 13(a) or Section 15(d) of the Exchange Act;

      (n) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

      (o) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act (other than a registration statement on Form S-8) with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option, warrant or right outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock (or securities exchangeable, exercisable or convertible into Common Stock) issued pursuant to any of the Company's stock option plans or arrangements described in the Prospectus, and (D) after 90 days following the date of the Prospectus, any shares of Common Stock issued, or entering into any agreement to issue, in connection with a strategic partnership, joint venture, lending or similar arrangement, or in connection with the acquisition or license by the Company of any business, services or technologies, provided however that such shares in the aggregate do not exceed ten percent (10%) of the Common Stock outstanding immediately following the sale of the Shares (after giving effect to the conversion of the outstanding preferred stock) and provided further that the Company shall prohibit any sale or other transfer of, and the recipients of such shares agree not to sell or otherwise transfer, such shares during the 180 days following the date of the Prospectus;

      (p) not to, and to use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

      (q) to cause each 1% or greater stockholder, officer and director of the Company to furnish to the Representatives, prior to the first Date of Delivery, a lockup letter or letters, substantially in the form of Exhibit B hereto; and

      (r) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

      6.    Certain Selling Stockholder Covenants:

      Each Selling Stockholder hereby agrees with each Underwriter:

      (a) to deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person, within the meaning of the Code or Form W-9 (if the Selling Stockholder is a United States person, within the meaning of the Code);

      (b) to furnish to the Representatives, prior to the first Date of Delivery, a lockup letter or letters, substantially in the form of Exhibit B hereto;

      (c) if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the information in the Prospectus or the Registration Statement regarding such Selling Stockholder, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Representatives; and

      (d) such Selling Stockholder agrees to deliver to the Company or the Underwriters such documentation as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement.

      7.    Payment of Expenses:

      (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq National Market, (viii) costs of making road show presentations with respect to the offering of the Shares, which costs are incurred by or on behalf of the Company or its officers, directors and employees, (ix) the fees and expenses of counsel to the Selling Stockholders,
(x) fees and expenses of the custodian appointed in the Custody Agreements (the "CUSTODIAN"), and (xi) the performance of the Company's other obligations hereunder.

      (b) Except as provided in subsection (a) above and subsection (c) below, the Underwriters will pay all of their own expenses in connection with the performance of their activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel; costs of making road show presentations with respect to the offering of the Shares, which costs are incurred by or on behalf of the Underwriters or their employees; the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

      (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform their obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters' counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein; provided, however, that in the event this Agreement is terminated by the Underwriters because of any failure or refusal on the part of any Selling Stockholder, such Selling Stockholder shall be liable for its pro rata share of the Underwriters' expenses (based on the number of shares to be sold by such Selling Stockholder as set forth in Schedule I).

      8.    Conditions of the Underwriters' Obligations:

      (a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders hereunder and under the Custody Agreements on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company and the Selling Stockholders of their respective obligations hereunder and under the Custody Agreements to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable;

      (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Latham & Watkins LLP, counsel for the Company, addressed to the Underwriters and dated such Date of Delivery and in form and substance mutually acceptable to and agreed upon by the Company, the Representatives and their respective counsel;

      (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of De Maatschap Kab accountants belastingadviseurs, Netherlands counsel for the Company, addressed to the Underwriters and dated such Date of Delivery and in form and substance mutually acceptable to and agreed upon by the Company, the Representatives and their respective counsel;

      (d) Each Selling Stockholder shall furnish to the Underwriters on each Date of Delivery an opinion of its legal counsel, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance mutually acceptable to and agreed upon by the Selling Stockholders, the Representatives and their respective counsel;

      (e) The Representatives shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

      (f) The Representatives shall have received at the Closing Time and on each Date of Delivery the opinion of Dorsey & Whitney LLP, dated such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

      (g) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

      (h) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and
(iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (i) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

      (j) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representatives' sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

      (k) The Shares shall have been approved for inclusion in the Nasdaq National Market.

      (l) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (m) The Representatives shall have received lock-up agreements from each officer, director, Selling Stockholder and 1% or greater stockholder of the Company, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect.

      (n) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chief Executive Officer and President and Chief Financial Officer, to the effect that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct, as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof including all conditions under this Section 8;

                  (ii) to the officer's best knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

                  (iii) when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

                  (iv) subsequent to the respective dates as of which
            information is given in the Registration Statement and Prospectus, there has not been any Material Adverse Change or any development which would have a Material Adverse Effect.

      (o) Each Selling Stockholder will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate, to the effect that:

                  (i) the representations and warranties of such Selling
            Stockholder set forth in this Agreement and in the Custody Agreements are true and correct as of such date; and

                  (ii) such Selling Stockholder has complied with all the
            agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Custody Agreements at or prior to the date hereof.

      (p) The Company and the Selling Stockholders, as applicable, shall have furnished to the Underwriters such other documents and certificates as may be reasonably requested by Underwriters relating to the representations, warranties and statements of the Company contained herein and in the Custody Agreements, and the performance by the Company and the Selling Stockholders of their respective covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Date of Delivery.

      9.    Termination:

      The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change or any development involving a prospective Material Adverse Change, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, or change in economic, political or other conditions that are material, and the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq National Market, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, has a material adverse effect on the securities markets in the United States.

      If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

      If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof), the Selling Stockholders shall be under no obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof) and the Underwriters shall be under no obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof) or to one another hereunder.

      10.   Increase in Underwriters' Commitments:

      If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "DEFAULTED SHARES"). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.

      Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

      If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

      The term "UNDERWRITER" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

      11. Indemnity and Contribution by the Company, the Selling Stockholders and the Underwriters:

      (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus (the term Prospectus for the purpose of this
Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials prepared by or with the Company and used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such

Registration Statement or Prospectus; and provided further that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if (x) the Prospectus (or such amendment or supplement) shall have been delivered to the Underwriters in compliance with Section 5(c) and (y) the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriters but was not sent or given a copy of the Prospectus (as so amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act. The indemnity agreement set forth in this
Section 11(a) shall be in addition to any liability which the Company may otherwise have.

      (b) Each Selling Stockholder, severally not jointly, agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any failure on the part of such Selling Stockholder to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus, or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; but in the case of clauses (ii) and (iii) only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company expressly for use in such Registration Statement or Prospectus; and provided further that no Selling Stockholder will be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if (x) the Prospectus (or such amendment or supplement) shall have been delivered to the Underwriters in compliance with Section 5(c) and (y) the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriters but was not sent or given a copy of the Prospectus (as so amended or supplemented) at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act. In no event shall the obligation of any Selling Stockholder to indemnify, defend or hold harmless any person, or to contribute to losses, expenses, liabilities, damages or claims of any person, exceed an amount that, in the aggregate, equals the proceeds received by such Selling Stockholder pursuant to this Agreement. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

      (c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and each Selling Stockholder, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus (the term Prospectus for the purposes of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated in any such Registration Statement or Prospectus, or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements with respect to the date of delivery of the Shares by the Underwriters set forth on the cover page of the Preliminary Prospectus and the Prospectus and the following statements set forth under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (except to the extent such statements relate to the Company or the Selling Stockholders) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(k) and this
Section 11: (I) statements in the third paragraph which relate to concessions and reallowances; (II) statements in the fourth paragraph which relate to the underwriting discounts and commissions; (III) statements in the twelfth paragraph regarding Regulation M; and (IV) the first sentence of the fifteenth paragraph (the last paragraph) regarding electronic distribution. The indemnity agreement set forth in this Section 11(c) shall be in addition to any liabilities that such Underwriter may otherwise have.

      (d) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to subsection (a) or (b) above, such Underwriter shall promptly notify the Company or such Selling Stockholder, as applicable, in writing of the institution of such action, and the Company or such Selling Stockholder, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or such Selling Stockholder, as applicable, will not relieve the Company or such Selling Stockholder, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder, as applicable, in connection with the defense of such action, or the Company or such Selling Stockholder, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Stockholder, as applicable, (in which case neither the Company nor such Selling Stockholder shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder, as applicable (it being understood, however, that neither the Company nor any Selling Stockholder shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor any Selling Stockholder shall be liable for any settlement of, or consent to the entry of any judgment with respect to, any such claim or action effected without its consent.

      If any action is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to subsection (c) above, the Company, the Selling Stockholder or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Representatives, on behalf of the Underwriters, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of, or consent to the entry of any judgment with respect to, any such claim or action effected without the written consent of the Representatives.

      (e) If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or
(ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Stockholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

      (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (e)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 11 are several in proportion to their respective underwriting commitments and not joint. In no event shall the obligation of any Selling Stockholder to indemnify, defend or hold harmless any person, or to contribute to losses, expenses, liabilities, damages or claims of any person, exceed an amount that, in the aggregate, equals the proceeds received by such Selling Stockholder pursuant to this Agreement.

      12.   Survival:

      The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholders and the Underwriters contained in Sections 3, 4, 5, 6, 7 and 10 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the

Selling Stockholders or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

      13.   Notices:

      Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to c/o Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department and c/o RBC Capital Markets Corporation, c/o RBC Capital Markets, One Liberty Plaza, 165 Broadway, New York, NY 10006-1404, Attention: Joe Morea, Syndicate Director, Fax: (212) 428-6260; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 10182 Telesis Court, 6th Floor, San Diego, California 92121, Attention:
Chief Executive Officer, with a copy to Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, California 92130, Attention: Scott N. Wolfe, Esq./Adam K. Simpson, Esq.; or if to a Selling Stockholder, c/o Thomas D. Willardson (WebSideStory, Inc.), 10182 Telesis Court, 6th Floor, San Diego, California 92121.

      14.   Governing Law; Headings:

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      15.   Parties at Interest:

      The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      16.   Consents, Waivers and Amendments:

      Notwithstanding any other provision of this Agreement, (i) with respect to any consent required to be obtained by the Company or the Selling Stockholders from the Representatives pursuant to the terms of this Agreement, such consent shall be deemed to have been given by the Representatives only upon the written consent of Friedman, Billings, Ramsey & Co., Inc. and RBC Capital Markets Corporation, acting jointly, (provided however that, with respect to section 5(o), such consent shall not be unreasonably withheld by one underwriter if the other underwriter has already executed a consent with respect to the matter) and
(ii) as to the Representatives and/or the

Underwriters, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Friedman, Billings, Ramsey & Co., Inc. and RBC Capital Markets Corporation, acting jointly.

      17.   Counterparts and Facsimile Signatures:

      This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.



                            [SIGNATURE PAGE FOLLOWS]

      If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters.

                                       Very truly yours,

                                       WebSideStory, Inc.


                                       By:
                                          ---------------------------

                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------


                                       SELLING STOCKHOLDERS LISTED ON
                                           SCHEDULE I ATTACHED HERETO

                                       By: Thomas D. Willardson



                                           --------------------------
                                           Attorney-in-Fact

ACCEPTED AND AGREED TO AS
OF THE DATE FIRST ABOVE WRITTEN:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
RBC CAPITAL MARKETS CORPORATION
(For themselves and as representatives of the other
Underwriters named on Schedule II hereto)

By:   Friedman, Billings, Ramsey & Co., Inc.


      By:
         -----------------------------------
      Name:
           ---------------------------------
      Title:
            --------------------------------


By:   RBC Capital Markets Corporation


      By:
         -----------------------------------
      Name:
           ---------------------------------
      Title:
            --------------------------------

                                   Schedule I


                                           NUMBER OF INITIAL   NUMBER OF OPTION
NAME OF PARTY SELLING SHARES               SHARES TO BE SOLD   SHARES TO BE SOLD
----------------------------               -----------------   -----------------
WebSideStory, Inc.

TA/Advent VIII L.P.
Advent Atlantic and Pacific III L. P.
TA Investors LLC
TA Executives Fund LLC

Summit Ventures V, L. P.
Summit V. Companion Fund, L.P.
Summit V Advisors Fund (QP), L.P.
Summit V. Advisors Fund, L.P.
Summit Investors III, L.P.

Peninsula Fund, L.P.

Westcliff Partners, L.P.
Westcliff Master Fund, Ltd.
Westcliff Aggressive Growth
Westcliff Long/Short, L.P.
Palm Trust
Westcliff Small Cap
Westcliff Profit Sharing Plan


      TOTAL                                    4,400,000            660,000
                                               ---------            -------

                                   Schedule II


                                                       Number of Initial
Underwriter                                          Shares to be Purchased
-----------                                          ----------------------
Friedman, Billings, Ramsey & Co., Inc.                    [__________]

RBC Capital Markets Corporation                           [__________]

William Blair & Company, L.L.C.                           [__________]

Roth Capital Partners, LLC                                [__________]

[_____________________]                                   [__________]

[_____________________]                                   [__________]

      Total                                                 4,400,000
                                                           ==========

                                    EXHIBIT A

                 FORM OF CUSTODY AGREEMENT AND POWER OF ATTORNEY

                                    EXHIBIT B

                        FORM OF LOCK-UP LETTER AGREEMENT